LIMITED POWER OF ATTORNEY

      I,   Francisco F. Blanco, of 1915 Towne Centre Blvd, Annapolis, MD, hereby appoint
Carl H. Guild, Jr. of Andover, Massachusetts and Michael P. Malone of Littleton,
Massachusetts, each acting individually, my true and lawful attorney in fact (my ?Attorney?)
for me and in my name, to do all things necessary with respect to the preparation, execution and filing of documents as required under section 16 of the Securities Exchange Act of 1934, hereby ratifying and affirming that which my Attorney shall lawfully do or cause to be done by virtue of the powers herein conferred.

      This power of attorney shall not be affected by my subsequent disability or incapacity.

      Executed as a sealed instrument this 30th day of November, 2011.

/s/ Francisco T. Blanco
      Francisco F. Blanco

 Virginia
(State)
    Alexandria     , SS.     November 30, 2011
   (County)
Then personally appeared the above-named Francisco F. Blanco and acknowledged the foregoing to be his free act and deed, before me
  /s/ Lindsay C. Mackie
 Notary Public
 My Commission Expires:  11/30/13